UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	June 2, 2011

Pyramid Oil Company
(Exact name of registrant as specified in its charter)

California	001-32989	94-0787340
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2008 – 21st Street Bakersfield, California		93301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(661) 325-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 2, 2011, Pyramid Oil held its annual meeting of shareholders (the “Annual Meeting”).  Based upon the record date of April 29, 2011, 4,677,728 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 4,023,825 such shares were present in person or represented by proxy.

At the Annual Meeting, the shareholders of Pyramid Oil:

•	Elected four persons to serve as directors of Pyramid Oil until the 2012 annual meeting of shareholders; and

•	Approved the selection of SingerLewak LLP as Pyramid Oil’s independent registered public accounting firm for the year ending December 31, 2011.

The proposals summarized above are discussed in detail in Pyramid Oil’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 26, 2011.  The following are the voting results with respect to each proposal submitted for a vote of the shareholders at the Annual Meeting:

(1)	Election of Four Directors

Nominee	For	Withheld	Broker Non-Votes
John H. Alexander	2,318,888	233,681	1,471,256
Michael D. Herman	2,202,196	350,373	1,471,256
Gary L. Ronning	2,209,299	343,270	1,471,256
John E. Turco	2,428,129	124,440	1,471,256

(2)	Approval of the selection of SingerLewak LLP as Pyramid Oil’s independent registered public accounting firm for the year ending December 31, 2011

For	Against	Abstain	Broker Non-Votes
3,921,482	52,803	49,540	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyramid Oil Company

June 7, 2011	By:	/s/ John H. Alexander
Name: John H. Alexander
Title: Chief Executive Officer